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                                                                     EXHIBIT 5.1

                                          December 19, 1997

Media Arts Group, Inc.
521 Charcot Avenue
San Jose, California 95131

Ladies and Gentlemen:

    This opinion is rendered in connection with the filing by Media Arts Group, Inc., a Delaware corporation (the "Company"), of its Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the offer and sale of up to 2,783,000 shares (the "Offering") of the Company's Common Stock, par value of $0.01 per share (the "Common Stock"), and any subsequent registration statement the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Act to register additional shares of Common Stock in connection with the Offering (collectively, the "Shares"). 1,500,000 Shares will be sold by the Company and the remaining Shares will be sold by the Company's stockholders. We have acted as counsel to the Company in connection with the preparation of the Registration Statement.

    In our capacity as such counsel, we are familiar with the proceedings taken and to be taken by the Company in connection with the authorization, issuance, and sale of the Common Stock. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals (or copies certified or otherwise identified to our satisfaction as being true reproductions of originals) or such documents, corporate records and other instruments, and have obtained from officers of the Company and agents thereof such certificates and other representations and assurances, as we have deemed necessary or appropriate for the purposes of this opinion.

    In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of natural persons executing such documents and the authenticity and conformity to original documents of documents submitted to us as certified or photostatic copies.

    Based on the foregoing and the proceedings to be taken by the Company as referred to above, we are of the opinion that (i) the Shares to be sold by the Company have been duly authorized, and upon issuance, delivery and payment therefor in the manner described in the Registration Statement, such Shares will be validly issued, fully paid and nonassessable; and (ii) the Shares to be sold by the Selling Stockholders are duly authorized, validly issued, fully paid and non-assessable.

    Our opinion herein is limited to the effect on the subject transaction of United States Federal law and the General Corporation Law of the State of Delaware. We assume no responsibility regarding the applicability to, or the effect thereon, of the laws of any other jurisdiction.

    We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" of the prospectus included therein, and to the incorporation by reference of this opinion and consent into a registration statement filed with the Commission pursuant to Rule 462(b) under the Act relating to the Offering.

                                          Very truly yours,

                                          /s/ LATHAM & WATKINS